UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2024

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205S Bailey Street Electra, Texas	76360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (940) 495-2155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Management.

On January 30, 2024, the Board of Directors accepted the resignation of all prior Board Members and officers and appointed Caren Currier as sole officer and Director. At such time, Cycle Energy Corp and Marble Trital Inc., also preformed a reverse merger out of AMIH. At this time, the shares issued will be cancelled and new shares will be issued to Ms. Currier’s incoming company or subsidiary.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1	Board of directors resolution

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: March 4, 2024	By:	/s/ Caren Currier
	Name:	Caren Currier
Chief Executive Officer

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American International Holdings Corp. Board of Directors Approving Marble Exchange Agreement December 31, 2023